Exhibit 10(a)

EXECUTION COPY

AMENDMENT NO. 2 TO CREDIT AGREEMENT

This AMENDMENT NO. 2 TO CREDIT AGREEMENT, dated as of May 15, 2009 (this “Amendment”), among TENET HEALTHCARE CORPORATION, a Nevada corporation (the “Borrower”), and CITICORP USA, INC. (“Citi”), as Administrative Agent (as defined below), on behalf of each Lender executing an Acknowledgment and Consent (as defined below), amends certain provisions of the CREDIT AGREEMENT, dated as of November 16, 2006 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders and the Issuers (each as defined therein) party thereto from time to time, Citi, as agent for the Lenders and the Issuers (in such capacity, and as agent for the Secured Parties under the Collateral Documents, together with its successors in such capacity, the “Administrative Agent”). Unless otherwise specified herein, all capitalized terms used in this Amendment shall have the meanings ascribed to such terms in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, the Borrower and each Lender signatory to an acknowledgment and consent in the form set forth as Exhibit A (an “Acknowledgment and Consent”) and the Administrative Agent agree, subject to the limitations and conditions set forth herein, to amend the Credit Agreement as set forth herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Certain Amendments to the Credit Agreement. As of the Effective Date (as defined below):

(a) The term “Secured Indebtedness” as defined in Section 1.1 (Defined Terms) is hereby deleted in its entirety and replaced with the following:

        “ “Secured Indebtedness” ” means Indebtedness secured by a Lien upon the property or assets of the Company or any of its direct or indirect Subsidiaries.”

(b) Section 8.1(q) (Indebtedness) is hereby deleted in its entirety and replaced with the following:

“(q) Qualified Secured Refinancing Indebtedness; provided, however, that at the time of incurrence of such Qualified Secured Refinancing Indebtedness and after giving effect thereto, no Event of Default shall have occurred and be continuing and either (i) the aggregate Dollar Equivalent of the outstanding principal amount of all such Qualified Secured Refinancing Indebtedness incurred pursuant to this clause (q) would not exceed $3,200,000,000, or (ii) the Secured Leverage Ratio, after giving pro forma effect to such Secured Indebtedness, would be less than 4.0 to 1.0 as at the end of each of the most recently ended four consecutive Fiscal Quarters for which financial statements have been delivered to the Administrative Agent.”

Section 2. Conditions to Effectiveness. This Amendment shall become effective as of the date (the “Effective Date”) on which each of the following conditions precedent shall have been satisfied:

(a) Certain Documents. The Administrative Agent shall have received each of the following prior to or on May 15, 2009, each dated as of the Effective Date (unless otherwise agreed to by the Administrative Agent), in form and substance satisfactory to Administrative Agent:

(i) this Amendment, duly executed by the Borrower and the Administrative Agent; and

(ii) the Administrative Agent shall have received an Acknowledgment and Consent duly executed by each Lender constituting the Requisite Lenders.

(b) Representations and Warranties; No Defaults. The Administrative Agent, for the benefit of the Lenders and the Issuers, shall have received a certificate of a Responsible Officer of the Borrower certifying that both before and after giving effect to this Amendment:

(i) each of the representations and warranties set forth in Article IV (Representations and Warranties) of the Credit Agreement and in the other Loan Documents shall be true and correct in all material respects on and as of the Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date; provided, however, that references therein to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended by this Amendment; and

(ii) no Default or Event of Default shall have occurred and be continuing, either on the date hereof or on the Effective Date.

(c) Fees; Costs and Expenses. (i) The Lenders shall have received payment of all fees as required by Section 5 hereof; and

(ii) the Administrative Agent shall have received payment of all fees, costs and expenses, including, without limitation, all fees, costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent) in connection with this Amendment, the Credit Agreement and each other Loan Document, as required by Section 6 hereof.

Section 3. Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and each Lender as follows:

(a) The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all requisite corporate action on the part of the Borrower and will not violate its certificate of incorporation or bylaws.

(b) This Amendment has been duly executed and delivered by the Borrower, and each of this Amendment and the Credit Agreement as amended or otherwise modified hereby constitutes the legal, valid and binding obligation of the Borrower, enforceable against the

Borrower in accordance with their terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and other similar laws relating to or affecting creditors’ rights generally and by the application of general equitable principles (whether considered in proceedings at law or in equity).

(c) (i) Each of the representations and warranties made by the Borrower in the Credit Agreement, as amended hereby, and the other Loan Documents, is true and correct in all material respects as of the Effective Date (other than representations and warranties in any such Loan Document that expressly speak as of an earlier date, which shall have been true and correct in all material respects as of such earlier date) and (ii) no Default or Event of Default has occurred and is continuing.

Section 4. Reference to and Effect on the Loan Documents.

(a) As of the Effective Date, each reference in the Credit Agreement and the other Loan Documents to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Credit Agreement or such other Loan Document as amended by this Amendment, and this Amendment and the Credit Agreement shall be read together and construed as a single instrument.

(b) Except to the extent expressly amended hereby, the Credit Agreement and all of the other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed, including the respective guarantees and security interests granted pursuant to the respective Loan Documents.

(c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any Default or Event of Default or any right, power, privilege or remedy of the Administrative Agent, any Lender or any Issuer under the Credit Agreement or any Loan Document, or constitute a waiver of any provision of the Credit Agreement or any Loan Document.

(d) This Amendment is a Loan Document.

(e) The Borrower hereby confirms that the security interests and Liens granted pursuant to the Loan Documents continue to secure the Obligations and that such security interests and Liens remain in full force and effect.

(f) This Amendment shall not extinguish or otherwise constitute a novation of the Obligations outstanding under the Credit Agreement or discharge or release the Lien or priority of any Loan Document or any other security therefor or any guarantee thereof.

Section 5. Fees. As consideration for a Lender consenting to this Amendment, the Borrower agrees to pay to the Administrative Agent, for the account of such Lender a fee equal to 0.25% of the sum of such Lender’s Revolving Credit Commitment currently in effect provided that the Administrative Agent shall have received (by facsimile or otherwise) an executed Acknowledgment and Consent from such Lender with respect to this Amendment by 12:00 p.m. (New York time) on or prior to May 15, 2009.

Section 6. Costs and Expenses. As provided in Section 11.3 (Costs and Expenses) of the Credit Agreement, the Borrower agrees to pay or reimburse the Administrative Agent on the Effective Date for all of the Administrative Agent’s reasonable out-of-pocket costs and expenses of every type and nature, including the reasonable fees, expenses and disbursements of the Administrative Agent’s counsel, incurred by the Administrative Agent in connection with this Amendment.

Section 7. Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

Section 8. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

Section 9. Severability. The fact that any term or provision of this Amendment is held invalid, illegal or unenforceable as to any person in any situation in any jurisdiction shall not affect the validity, enforceability or legality of the remaining terms or provisions hereof or the validity, enforceability or legality of such offending term or provision in any other situation or jurisdiction or as applied to any person.

Section 10. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Receipt by the Administrative Agent of a facsimile copy of an executed signature page hereof shall constitute receipt by the Administrative Agent of an executed counterpart of this Amendment.

Section 11. Waiver of Jury Trial. Each of the parties hereto irrevocably waives trial by jury in any action or proceeding with respect to this Amendment or any other Loan Document.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, this Amendment has been duly executed on the date set forth above.

TENET HEALTHCARE CORPORATION, as Borrower

By:	/s/ Biggs C. Porter
Name: Biggs C. Porter Title: Chief Financial Officer

[SIGNATURE PAGE TO TENET AMENDMENT NO. 2 TO CREDIT AGREEMENT]

CITICORP USA, INC. as Administrative Agent and Lender

By:	/s/ Shane V. Azzara
Name: Shane V. Azzara Title: Director

[SIGNATURE PAGE TO TENET AMENDMENT NO. 2 TO CREDIT AGREEMENT]

EXHIBIT A

FORM OF ACKNOWLEDGEMENT AND CONSENT

See Attached.

ACKNOWLEDGEMENT AND CONSENT

To:	CITICORP USA, INC.,
as Administrative Agent under the Credit Agreement referred to below
388 Greenwich Street, 20th Floor
New York, NY 10013
Attention: Shane Azzara

RE: TENET HEALTHCARE CORPORATION

Reference is made to the CREDIT AGREEMENT, dated as of November 16, 2006 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), among TENET HEALTHCARE CORPORATION (the “Borrower”), the Lenders and the Issuers party thereto from time to time, CITICORP USA, INC., as agent for the Lenders and the Issuers (in such capacity, and as agent for the Secured Parties under the Collateral Documents, together with its successors in such capacity, the “Administrative Agent”). Unless otherwise specified herein, all capitalized terms used in this Acknowledgment and Consent shall have the meanings ascribed to such terms in the Credit Agreement.

The Borrower has requested that the Lenders consent to an amendment to the Credit Agreement on the terms described in Amendment No. 2 to the Credit Agreement (the “Amendment”), the form of which is attached hereto.

Pursuant to Section 11.1 (Amendments, Waivers, Etc.) of the Credit Agreement, the undersigned Lender hereby consents to the terms of the Amendment and authorizes the Administrative Agent to execute and deliver the Amendment on its behalf.

Very truly yours,

By:
Name: Title:

Dated as of